                                                                    EXHIBIT 20.3

                        TRUST & PUBLIC SERIES SUMMARY
                     FIRST UNION MASTER CREDIT CARD TRUST
                           SERIES 1996-1 AND 1996-2



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TOTAL TRUST PERFORMANCE             DECEMBER 1996           JANUARY 1997            FEBRUARY 1997
------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:           3,221,189,695           3,133,721,717           3,145,163,199
ENDING PRINCIPAL BALANCE:       3,168,608,800           3,082,197,964 (1)       3,091,790,769
ENDING NON-PRINCIPAL BALANCE:      52,580,895              51,523,753              53,372,430

INVESTOR PERCENTAGE:                   46.38%                  46.25%                  47.98%

YIELD:                             45,425,992   17.10%     41,412,434   15.68%     39,332,444   15.31%
  Finance Charge                   38,824,941   14.61%     38,994,361   14.77%     35,675,461   13.89%
  Interchange                       3,305,833    1.24%      2,021,745    0.77%      1,818,064    0.71%
  Recoveries                        3,295,218    1.24%        396,328    0.15%      1,838,919    0.72%

CHARGE-OFFS:                      (19,764,200)  -7.44%    (19,272,135)  -7.30%    (21,199,561)  -8.25%

NET YIELD: (YIELD-C/O)                           9.66%                   8.38%                   7.06%

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SERIES 1996-1                        DECEMBER 1996           JANUARY 1997            FEBRUARY 1997
------------------------------------------------------------------------------------------------------
  Month-End Investor Balance    1,115,151,821           1,115,151,821           1,115,151,821
  Investor Percentage                  34.97%                  34.88%                  36.18%
                                                ------                  ------                  ------
  THREE-MONTH-AVG EXCESS SPREAD                  1.28%                   1.44%                   2.03%
                                                ------                  ------                  ------

Yield:                             15,886,813   17.10%     14,574,583   15.68%     14,230,639   15.31%

  Charge-Offs                      (6,912,126)  -7.44%     (6,782,584)  -7.30%     (7,670,088)  -8.25%
  Certificate Interest             (5,313,724)  -5.72%     (5,887,407)  -6.34%     (4,616,106)  -4.97%
                                                          --------------------------------------------
  Servicing Fee                    (1,858,586)  -2.00%              0    0.00%              0    0.00%
                                                          --------------------------------------------

EXCESS SPREAD:                      1,802,377    1.94%      1,904,592    2.05%      1,944,445    2.09%

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SERIES 1996-2                        DECEMBER 1996           JANUARY 1997            FEBRUARY 1997
------------------------------------------------------------------------------------------------------
  Month-End Investor Balance      363,636,975             363,636,975             363,636,975
  Investor Percentage                  11.40%                  11.37%                  11.80%
                                                ------                  ------                  ------
  THREE-MONTH-AVG EXCESS SPREAD                  1.37%                   1.73%                   2.21%
                                                ------                  ------                  ------

Yield:                              5,180,490   17.10%      4,752,588   15.68%      4,640,432   15.31%

  Charge-Offs                      (2,253,957)  -7.44%     (2,211,715)  -7.30%     (2,501,119)  -8.25%
  Certificate Interest             (1,825,321)  -6.02%     (1,650,003)  -5.45%     (1,516,946)  -5.01%
                                                          --------------------------------------------
  Servicing Fee                      (606,062)  -2.00%              0    0.00%              0    0.00%
                                                          --------------------------------------------

EXCESS SPREAD:                        495,150    1.63%        890,869    2.94%        622,368    2.05%
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
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TOTAL TRUST PERFORMANCE               MARCH 1997              APRIL 1997                MAY 1997
---------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:           3,616,176,858           3,630,758,796            3,571,794,158
ENDING PRINCIPAL BALANCE:       3,562,347,283 (2)       3,572,287,282            3,502,994,002
ENDING NON-PRINCIPAL BALANCE:      53,829,575              58,471,514               68,800,156

INVESTOR PERCENTAGE:                   43.56%                  41.51%                   41.40%

YIELD:                             49,566,693   17.52%     46,456,615   15.65%      50,192,050    16.86%
  Finance Charge                   45,354,334   16.03%     42,378,462   14.28%      45,282,397    15.21%
  Interchange                       2,471,706    0.87%      2,581,390    0.87%       2,663,652     0.89%
  Recoveries                        1,740,654    0.62%      1,496,764    0.50%       2,246,000     0.75%

CHARGE-OFFS:                      (20,526,623)  -7.26%    (22,155,757)  -7.46%     (22,100,341)   -7.42%

NET YIELD: (YIELD-C/O)                          10.27%                   8.19%                     9.44%

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SERIES 1996-1                         MARCH 1997              APRIL 1997                MAY 1997
---------------------------------------------------------------------------------------------------------
  Month-End Investor Balance    1,115,151,821           1,115,151,821            1,115,151,821
  Investor Percentage                  32.85%                  31.30%                   31.22%
                                                ------                  ------                    ------
  THREE-MONTH-AVG EXCESS SPREAD                  3.02%                   3.15%                     3.56%
                                                ------                  ------                    ------

Yield:                             16,282,613   17.52%     14,542,709   15.65%      15,668,324    16.86%

  Charge-Offs                      (6,742,977)  -7.26%     (6,935,605)  -7.46%      (6,899,007)   -7.42%
  Certificate Interest             (4,963,051)  -5.34%     (5,338,992)  -5.75%      (5,683,192)   -6.12%
                                -------------------------------------------------------------------------
  Servicing Fee                             0    0.00%              0    0.00%               0     0.00% (3)
                                -------------------------------------------------------------------------

EXCESS SPREAD:                      4,576,586    4.92%      2,268,112    2.44%       3,086,125     3.32%

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SERIES 1996-2                          MARCH 1997             APRIL 1997                MAY 1997
---------------------------------------------------------------------------------------------------------
  Month-End Investor Balance      363,636,975             363,636,975              363,636,975
  Investor Percentage                  10.71%                  10.21%                   10.81%
                                                ------                  ------                    ------
  THREE-MONTH-AVG EXCESS SPREAD                  3.14%                   3.07%                     3.60%
                                                ------                  ------                    ------

Yield:                              5,309,555   17.52%      4,742,194   15.65%       5,109,243    16.86%

  Charge-Offs                      (2,198,800)  -7.26%     (2,261,613)  -7.46%      (2,249,679)   -7.42%
  Certificate Interest             (1,769,691)  -5.84%     (1,652,508)  -5.45%      (1,758,383)   -5.80%
                                -------------------------------------------------------------------------
  Servicing Fee                             0    0.00%              0    0.00%               0     0.00% (3)
                                -------------------------------------------------------------------------

EXCESS SPREAD:                      1,341,065    4.43%        828,073    2.73%       1,101,181     3.63%
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


Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

1) A weighted Average principal balance was used due to the University of North Carolina Affinity Account Removal on January 22, 1997.

2) A weighted Average principal balance was used due to the addition of First Fidelity Bank Accounts and SouthEast Bank Account on March 12, 1997.

3) JANUARY THROUGH MAY REFLECT A ZERO SERVICING FEE, PURSUANT TO AMENDMENT NUMBERS ONE AND TWO OF THE SERIES 1996-1 AND SERIES 1996-2 SUPPLEMENTS TO THE POOLING AND SERVICING AGREEMENT. THE SERVICING FEE FOR JUNE 1997 WILL ALSO BE ZERO.